Exhibit 23.3

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 21, 2017, included in the Proxy Statement of Atlas Holdings, Inc. that is made a part of the Amendment No. 4 to the Registration Statement (Form S-4 333-221707) and Prospectus of Atlas Holdings, Inc. for the registration of its Class A Common Stock.

/s/ Ernst & Young LLP

Iselin, New Jersey

February 6, 2018